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                           FORM OF PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


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Pricing Supplement No. 28                                 Trade Date: 04/18/01
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 04/26/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 24, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBD5              $6,119,000.00              6.50%                 04/15/16                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          -----------             --------------------------------
        10/15/01                   Yes                      Yes                           100% 04/15/02
     semi-annually                                                                  semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance              Dealer               Other Terms
    ---------------           -------------           -----------              ------               -----------
     $5,996,620.00             $122,380.00               $3.50              ABN AMRO, Inc.